EXHIBIT 10.18


                     LEASE EXTENSION AND EXPANSION AGREEMENT



          THIS AGREEMENT made the 17th day of February, 2000, between KERZNER ASSOCIATES LIMITED, a Limited Partnership, having an office at 4 Corporate Drive, Cranbury, New Jersey 08512-3610 (Landlord) and DISC GRAPHICS, INC., a Delaware corporation, located at 198 Green Pond Road, Rockaway, New Jersey (Tenant).

          WHEREAS, Landlord and Tenant (by its affiliated company DISC GRAPHICS LABEL GROUP, INC.) entered into a Lease Agreement dated June 14, 1995 (the Original Lease) for premises located at 198 Green Pond Road, Rockaway, New Jersey, consisting of 8,400 square feet of rental area more or less (the Existing Area); and

          WHEREAS, by letter agreement between the parties dated February 11, 1999, the Lease is scheduled to terminate on June 30, 2000; and

          WHEREAS, Landlord anticipates that approximately 5,950 square feet of rental area contiguous with the rental area covered by the Lease will become available for rental to Tenant as of July 1, 2000 (the Additional Area); and

          WHEREAS, Landlord and Tenant desire and intend to set forth the terms of an extension of the Lease, together with the terms of rental of the Additional Area upon the terms and conditions hereafter set forth;

         NOW  THEREFORE,   IN  CONSIDERATION  of  the  mutual  covenants  herein
contained, the parties agree as follows:

                                 ORIGINAL LEASE

          1. Original Lease Extension - Landlord and Tenant hereby agree to extend the term of the Original Lease for a period of seven (7) years, commencing July 1, 2000 and ending June 30, 2007.

          2. Rent for Extension Term - The annual rent during the Extension Term shall be as follows: (a) Years one and two, $44,100 per annum, payable in equal monthly installments of $3,675; (b) Years three through seven, $48,300 per annum, payable in equal monthly installments of $4,025.

                                 ADDITIONAL AREA

          3. Description of Additional Area - Subject to the provisions of paragraph 13th (infra) Landlord does hereby lease to Tenant 5,950 square feet of rental area contiguous with the rental area of the Original Lease, located at 198 Green Pond Road, Rockaway, New Jersey, in the building containing approximately 48,000 square feet of rental area.

          4.  Site  Percentage  -  The  Site  Percentage   attributable  to  the
Additional Area is 12.4% of the rentable area of the site.

          5. Term for Additional Area - The term for the Additional Area is seven (7) years, commencing July 1, 2000 and ending June 30, 2007.

          6. Rent for Additional Area - The annual rent for the Additional Area shall be as follows:

                    (a) Years one and two, $38,377 per annum, payable in monthly installments of $3,198;

                    (b) Years three through seven, $38,972 per annum payable in monthly installments of $3,248.

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          7. Security  Deposit - Upon execution hereof Tenant shall deposit with
Landlord the sum of $3,500 as security for the rental of the Additional Area.

          8. Parking - Modifying paragraph 37 of the Original Lease, Tenant shall have the right to use a total of 23 parking spaces (13 associated with the Existing Space and 10 associated with the Additional Space), 17 of which may be used on a non-exclusive basis and in common with other tenants of the Building and 6 of which, inclusive of existing exclusive spaces, proximate to the entrances of the Existing Space and the Additional Space. These exclusive spaces shall be designated by the Landlord and shall be for the exclusive use of Tenant. Tenant may, at its expense, post signs at each exclusive use parking space designating it as reserved for Tenant.

                       PROVISIONS COMMON TO ORIGINAL LEASE
                               AND ADDITIONAL AREA

         9. Assignment and Subletting - If Tenant desires to assign this Lease or sub-let all or any portion of the Existing Area or Additional Area, Tenant shall communicate to Landlord in writing at least sixty (60) days prior to the date that Tenant would like to assign the Lease or sub-let the premises the following information:

          1. Name and address of the proposed assignee or sub-lessee

          2. Terms and conditions of the proposed assignment or sub-letting

          3. Nature and character of the proposed business

          4. Banking, financial and other credit information relating to the proposed assignee or sub-lessee reasonably sufficient to enable the Landlord to determine the proposed assignees or sub-lessees financial responsibility.

          After receipt of the requested information Landlord shall have the option (i) to recapture the proposed sub-leased or assigned area so that the prospective assignee or sub-lessee shall become the direct Tenant of the Landlord and the Tenant shall be fully released from any and all obligations hereunder, except such obligations accruing prior to the date of termination. For the purposes of this clause, date of termination shall be the date that the term of the new Lease with the assignee or sub-lessee commences. (ii) Landlord may consent to the assignment of this Lease or sub-letting of the demised premises, upon compliance with the following terms and conditions:

          (a) The assignee or sub-lessee shall assume by written instrument all the obligations of this Lease and a copy of the Assignment and Assumption Agreement shall be furnished to the Landlord within ten days of its execution;

          (b) Tenant and any assignee or sub-lessee shall be and remain liable for the observing of all covenants and provisions of this Lease including but not limited to the payment of fixed rent and additional rent provided for herein throughout the term of this Lease;

          (c) Tenant and any assignee or sub-lessee shall promptly pay to Landlord any and all rent received for assignment or sub-letting as and when received in excess of the rent required to be paid by Tenant under the terms of this Lease, and

          (d) Tenant and the assignee or sub-lessee shall defend and hold Landlord harmless from and against any and all claims from broker's commissions or other claims in connection with the assignment or sub-letting.

          (e) Tenant may not assign or sub-let all or part of the Demised Premises to any present or former Tenant at 198 Green Pond Road, Rockaway, New Jersey.

     In the alternative:

          (iii) Landlord may deny consent to assignment of the Lease or sub-letting of the demised premises; except the Landlord shall not unreasonably deny, condition or delay its consent.


         (iv) In the event Landlord consents to the assignment or sub-letting, Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with any assignment or sub-lease including but without limitation, the costs of making investigation as to the financial acceptability of the proposed assignee or sub- lessee; legal costs incurred in connection with preparation or review of any documents arising therefrom; and costs of tenant review including reasonable legal expenses for same.

          (v) Notwithstanding anything to the contrary contained in this paragraph 9:

          a. on written notice to Landlord, but without Landlord's prior consent, Tenant may assign the Lease or sublet all or any portion of the Existing Area or the Additional Area to a subsidiary or affiliated company in which it has a controlling interest, provided Tenant remains fully liable under the Lease; and

          b. on written notice to Landlord and with Landlord's prior consent, which shall not be unreasonably denied, conditioned or delayed, but without Landlord's right to recapture the proposed assigned space, Tenant may assign all but not less than all of the Existing Area or Additional Area it then occupies to an entity that acquires all or substantially all of the stock or assets of Tenant or with which Tenant otherwise combines, provided such entity's net worth is at least as favorable as Tenant's.

          10. Landlord's Work - Prior to occupancy by Tenant, Landlord agrees to close the existing opening at the north demising wall of the additional area. Except for such work, the Additional Area is leased in "as is" condition.

          11. Tenant's Work - Immediately upon occupying the Additional Area, at its expense Tenant will join the Existing Area and the Additional Area by creating two openings in the common, non-bearing north demising wall, one of which will be 16' wide by 12' high and the other will be 8' wide by 8' high. All work will be performed by competent and where necessary licensed craftsmen in a workmanlike manner and consistent with the standards of the original building construction. Upon vacating the premises, at the request of the Landlord and at Tenant's expense, Tenant will restore the demising wall to its original condition. Tenant also intends to install in the Additional Space printing equipment of the nature, size and weight of that present in the Existing Area. Landlord hereby consents to such construction and to the installation of such equipment, and such consent satisfied the requirements of paragraph 6th of the Original Lease.

          12. Option to Renew - Provided it has fully complied with all the terms, covenants and conditions of this Lease, Tenant shall have the option to renew the same either for the Existing Area or the Additional Area, or both, for a five (5) year term commencing July 1, 2007 and terminating June 30, 2012 (the Option Period); provided however, that written notice of exercise of the option shall be given by Tenant to Landlord at least six (6) months prior to the end of the term of this extended Lease. Annual rent during the Option Period shall be as follows:

          (i) Existing Area (8,400 square feet) $53,130 per annum payable in monthly installments of $4,427.50;

          (ii) Additional area (5,950 square feet) $42,869.75 per annum payable in monthly installments of $3,572.48.

All other terms and conditions of the Original Lease as heretofore amended, and supplemented or modified by this Agreement, shall be applicable during the term of this extended lease and the Option Period.

          13. Present Lease Terms - (a) Paragraph 4th of the Original Lease entitled "Operational Costs and Taxes" is hereby amended to delete the last sentence; and paragraph 39 of said Lease is superceded by the terms of this Agreement. (b) Except as otherwise amended or superceded by the terms of this Agreement, all terms, covenants and conditions of the Original Lease as amended and supplemented, shall remain in full force and effect and are incorporated herein by reference.

          14. Additional Area - The Additional Area being leased by terms of this Agreement is presently occupied by Ridge Associates. Tenant is aware that Ridge Associates has informed Landlord of its intent to vacate the said premises on or prior to June 30, 2000. In the event, however, Ridge Associates fails to do so, Landlord will promptly make and diligently pursue an effort to remove said Tenant by judicial process or otherwise, it being represented by Landlord that the Lease between Landlord and Ridge Associates terminates as of June 30, 2000. The terms of this Agreement of Lease Extension and Expansion shall become operative with respect to the Additional Space only when, as and if the additional area is in fact vacated as herein provided.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.


                                        KERZNER ASSOCIATES LTD.


                                        By: /s/ Sandy Kerzner
                                        ---------------------
                                        Sandy Kerzner




Attest:
                                        DISC GRAPHICS, INC.


/s/ Debra A. Sluter                     By: /s/ Frank A. Bress
-------------------                     ----------------------
Notary Public                           Frank A. Bress